Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, Temasek Holdings (Private) Limited, Fullerton Management Pte Ltd, Fullerton Financial Holdings Pte. Ltd. and Allamanda Investments Pte Ltd, hereby agree and acknowledge that the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated: February 13, 2009	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Managing Director, Legal & Regulations

Dated: February 13, 2009	FULLERTON MANAGEMENT PTE LTD
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Director

Dated: February 13, 2009	FULLERTON FINANCIAL HOLDINGS PTE. LTD.
	By:	/s/ Francis Andrew Rozario
		Name:	Francis Andrew Rozario
		Title:	Director

Dated: February 13, 2009	ALLAMANDA INVESTMENTS PTE LTD
	By:	/s/ Rooksana Shahabally
		Name:	Rooksana Shahabally
		Title:	Director